THIS CONVERTIBLE NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR UNDER ANY STATE
SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH NOTE WHICH OTHER COUNSEL IS SATISFACTORY TO THE COMPANY THAT SUCH NOTE AND/OR COMMON STOCK MAY BE PLEDGED, SOLD,
ASSIGNED,   HYPOTHECATED  OR  TRANSFERRED  WITHOUT  AN  EFFECTIVE
REGISTRATION   STATEMENT  UNDER  THE  ACT  OR  APPLICABLE   STATE
SECURITIES LAWS.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                         DIASENSE, INC.
                  6% Secured Convertible Note
                      Due October 31, 2010

$25,000 principal amount                                 No. CN-1

     DIASENSE, INC., a Pennsylvania corporation (the "Company"), for value received, hereby promises to pay to St. Claire Capital Management, Inc., having an office at 100 Drakes Landing, Suite 207, Greenbrae, California 94904, or permitted assigns (the "Payee" or "Holder") upon due presentation and surrender of this note, on October 31, 2010 (the "Maturity Date"), the principal amount referenced above and accrued interest thereon, all as hereinafter provided. This Note was issued as one of a series of convertable notes that may be offered by the Company (the "Convertable Notes").

     1.    PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF  PAYMENT;
SECURITY.

           1.1 Principal and Interest. Payment of the principal and accrued interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid portion of said principal amount from time to time outstanding shall be paid by the Company at the rate of six percent (6%) per annum (the "Stated Interest Rate"), in like coin and currency, said interest payable to the Payee on the Maturity Date. Both principal hereof and interest thereon are payable in lawful money of the United States of America at the Holder's address above or such other address as the Holder shall designate from time to time by written notice to the Company. The Company will pay or cause to be paid all sums becoming due hereon for principal and interest by check sent to the Holder's above address or to such other address as Holder may designate for such purpose from time to time by written notice to the Company, without any requirement for the presentation of this Note or making any notation thereon except that the Holder hereof agrees that payment of the final amount due shall be made only upon surrender of this Note to the Company for cancellation. Prior to any sale or other disposition of this instrument, the Holder hereof agrees to endorse hereon the amount of principal paid hereon and the last date to which interest has been paid hereon and to notify the Company of the name and address of the transferee.

           1.2 Optional Prepayment; Notice. The Company may, without premium or other prepayment penalty, prepay all or a portion of the outstanding principal balance of this Note, and in connection therewith, shall give written notice to the Holder of such prepayment. Following the date of the notice of prepayment, the Holder shall have a period of fifteen (15) calendar days to exercise the conversion rights provided in Section 5.1 hereof. After the lapse of such 15 day period, unless the Company shall have failed to tender to the Holder the amount to be prepaid and accrued interest under this Note, the Holder shall have no further rights of conversion.

           1.3 Security. As security for the due and punctual payment and performance of this Note, the Company hereby grants to Holder a security interest in all assets of the Company in such proportion as the principal amount of this Note bears to the sum of the principal amounts of (i) the series of Convertable Notes plus, (ii) the Demand Note dated July 23, 2004 between the Company and Dominion Assets, LLC (the "Demand Note") This Note will rank pari passu with the Demand Note and all future Convertible Notes of the Company.

     2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to the Holder that the Company:

               (a) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsyvania;

               (b) has all requisite power and authority to carry on its business as now conducted and as presently proposed to be conducted; and

     3.   EVENTS OF DEFAULT.

     It shall be an Event of Default with respect to this Note upon the occurrence and continuation uncured of any of the following events:



          3.1  This Note.

               (a) a default in the payment of the principal on this Note, when and as the same shall become due and payable, either by the terms hereof or upon redemption or otherwise and said default continues uncured for a period of thirty (30) days; or

                (b) default in the performance, or breach, of any covenant of the Company in this Note (other than a covenant or a default which is elsewhere herein specifically dealt with as an Event of Default), and continuance of such default or breach uncured for a period of sixty (60) days.

          3.2 Bankruptcy. The entry of a decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of one hundred twenty (120) days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

     4.   REMEDIES UPON DEFAULT.

          4.1 Acceleration. Upon each occurrence of an Event of Default and at any time during the continuation thereof (unless the principal of this Note shall already have become and be due and payable), the Holder, by notice in writing given to the Company, may declare the principal of the Note then outstanding to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, anything herein contained to the contrary notwithstanding.

          4.2 Proceedings and Actions. During the continuation of any one or more Events of Default, the Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims, against all assets of the Company as set forth in Section 1.3 and shall be entitled to receive therefrom payment on such claims up to an amount not exceeding the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection.


     5.   CONVERSION.

          5.1 Exercise of Conversion Privilege. Upon receipt by the Holder of notice of prepayment or, in the event all outstanding principal and accrued interest due and owing hereunder is not paid in full as of the Maturity Date, this Note shall be convertible in whole, at the Holder's option into shares of the Company's common stock, $.01 par value per share (the "Common Stock"), upon surrender of this Note, at the office of the Company, accompanied by a written notice of conversion in the form annexed hereto in form satisfactory to the Company duly executed by the registered Holder or its duly authorized attorney, at a conversion price of $0.10 per share, subject to adjustment as hereinafter provided (the "Conversion Price"). Interest shall accrue through and including the business day prior to the date of conversion and shall be credited towards the exercise of the conversion rights hereunder. No adjustments in respect of dividends will be made upon any conversion. No fractional shares or scrip representing fractional shares will be issued upon any conversion.

          5.2 Mandatory Conversion. If the Company raises a minimum of $3,000,000 in gross proceeds from the private offering and sale of its equity securities on or before March 31, 2006, at a price per share of at least $0.10 (the "Qualified Offering"): the Holder hereby agrees to convert the entire principal amount of the Note, including all accrued and unpaid interest through the date of conversion, into shares of Common Stock of the Company at the Conversion Price of $0.10 per share in full satisfaction of any and all obligations of the Company under the Note. The conversion of the Note as provided herein shall be deemed to occur automatically upon the Company's completion of the Qualified Offering. The Company shall provide the Holder notice of the completion of the Qualified Offering and within 10 days of such notice the Holder shall surrender the Note in exchange for the issuance of the Common Stock, which shall be validly issued, fully paid and non assessable shares of the Company.

          5.3 Dividends; Reclassifications, etc. In the event that the Company shall, at any time prior to the exercise of conversion rights hereunder: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of capital stock of the Company; or (ii) combine, subdivide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or in shares of any class or classes; or (iii) transfer its property as an entirety or substantially as an entirety to any other company; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, in each case, each Conversion Price, and the number and kind of shares of Common Stock receivable upon conversion of this Note, in effect at the time of the record date for such dividend or distribution, or of the effective date of such subdivision, combination or reclassification, shall be proportionally adjusted so that the holder upon the subsequent exercise of conversion rights, shall receive, in addition to or in substitution for the shares of Common Stock to which it would otherwise be entitled upon such exercise, such additional shares of capital stock or scrip of the Company, or such reclassified shares of capital stock of the
Company,  or  such shares of the securities or  property  of  the
Company resulting from such transfer, or such assets of the Company, which it would have been entitled to receive had it exercised these conversion rights prior to the happening of any of the foregoing events. Such adjustment shall be made successively whenever any of the foregoing events shall occur.

          5.4 Registration of Transfer or Conversion. The Company shall maintain books for the transfer and registration of Notes. Upon the transfer of any Note in accordance with the provisions of Section 8.2 hereof, the Company shall issue and register the Note in the names of the new holders. The Notes shall be signed manually by the Chairman, Chief Executive Officer, President or any Vice President and the Secretary or Assistant Secretary of the Company. The Company shall convert, from time to time, any outstanding Notes upon the books to be maintained by the Company for such purpose upon surrender thereof for conversion properly endorsed or accompanied by appropriate instructions for conversion. Subject to the terms of this Note, upon surrender of this Note the Company shall promptly issue and deliver to or upon the written order of the Holder of such Note and in such name or names as such Holder may designate, a certificate or certificates for the number of full shares of Common Stock due to such Holder upon the conversion of this Note (the "Conversion Shares"). Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the Holder of record of such Conversion Shares as of the date of the surrender of this Note; provided, however, that if, at the date of surrender the transfer books of the Common Stock shall be closed, the certificates for the Conversion Shares shall be issuable as of the next date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificate for such Conversion Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than 20 days.

          5.5 Notice to Holder. If, at any time while this Note is outstanding, the Company shall pay any dividend payable in cash or in Common Stock, shall offer to the holders of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, or shall enter into an agreement to merge or consolidate with another corporation, the Company shall cause notice thereof to be mailed to the registered holder of this Note at its address appearing on the registration books of the Company, at least ten (10) days prior to the record date as of which holders of Common Stock shall participate in such dividend, distribution or subscription or other rights or at least ten (10) days prior to the effective date of the merger or consolidation. Failure to give notice as required by this Section, or any defect therein, shall not affect the legality or validity of any dividend, distribution or subscription or other right.

          5.5 Adjustments to Conversion Price. The Conversion Price in effect at the time of the exercise of conversion rights hereunder as set forth in Section 5.1 shall be subject to adjustment from time to time as set forth in Section 5.3 hereof.

               5.5.1 De Minimis Adjustments. Anything in this Section 5.5 to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least ten percent (10%) in such Conversion Price; provided, however, that any adjustments which by reason of this subsection 5.5.1 are not required to be made shall be carried forward and taken into account in making subsequent adjustments. All calculations under
Section 5.5 shall be made to the nearest cent.

               5.5.2 Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Company shall promptly deliver a notice to the registered
Holder of this Note, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          5.6 Assurances. The Company shall be under no obligation to effect such conversion into Common Stock until either it has received such assurances as it may require that the Common Stock to be so issued is being taken for investment and not for distribution or such issuance is exempt from registration under the Act or a registration statement under the Act with respect to such Common Stock has been declared effective.

     6.   PREPAYMENT.

      This Note may be prepaid in whole or in part, at any time without premium or penalty at the option of the Company at a prepayment price equal to 100% of the principal amount to be prepaid plus interest to the prepayment date. In order to exercise its right of prepayment hereunder, the Company shall send written notice to the Holder of the Company's intention to exercise its prepayment rights hereunder.

     7.   TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

          7.1 The Holder of this Note, each transferee hereof and any Holder and transferee of any Conversion Shares, by his acceptance thereof, agrees that (i) no public distribution of Notes or Conversion Shares will be made in violation of the Act, and (ii) during such period as the delivery of a prospectus with respect to the Conversion Shares may be required by the Act, no public distribution of the Conversion Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of
Section 10 of the Act and in compliance with applicable state securities laws. The Holder of this Note and each transferee hereof further agrees that if any distribution of any Conversion Shares is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of this Note that any transferee thereof deliver to the Company his written agreement to accept and be bound by all of the terms and conditions contained in this Note.

          7.2 Neither this Note, the Conversion Shares, nor any other security issued or issuable upon conversion of this Note may be sold or otherwise disposed of except as follows:

               (1) To a person who, in the opinion of counsel to the Company, is a person to whom this Note or Conversion Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Subsection (1) with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; provided that the foregoing shall not apply to any such Note, Conversion Shares or other security as to which such Holder shall have received an opinion letter from counsel to the Company as to the exemption thereof from the registration under the Act pursuant to Rule 144(k) under the Act; or

               (2) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

          7.3 Each certificate for Conversion Shares issued upon conversion of this Note shall bear a legend relating to the non-registered status of such Conversion Shares under the Act, unless at the time of conversion of this Note such Conversion Shares are subject to a currently effective registration statement under the Act.

     8.   MISCELLANEOUS.

          8.1 No Recourse. No recourse whatsoever, either directly or through the Company or any trustee, receiver or assignee, shall be had in any event or in any manner against any past, present or future stockholder, director or officer of the Company for the payment of, principal of or interest on this Note or any of them or for any claim based thereon or otherwise in respect this Note, this Note being a corporate obligation only.

          8.2 Registered Owner; Note Non-Transferable. The Company shall consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary. This Note is non-transferable, except by operation of law or pursuant to Section 7, and is non-negotiable. In the case of any transfer by operation of law, the transferee agrees to notify the Company of such transfer and of his address and to submit appropriate evidence satisfactory to the Company regarding such transfer so that this Note may be registered in the name of the transferee.

          8.3 Notices. All communications provided hereunder shall be in writing and, if to the Company, delivered or mailed by registered or certified mail addressed to Diasense, Inc., 2275 Swallow Hill Road, Building 2500, Pittsburgh, PA 15220,
Attention: CEO, or, if to the Holder at the address shown for the Holder in the registration books maintained by the Company. Copies of all notices should be provided to Reed Smith Shaw & McClay LLP, One Riverfront Plaza, Newark, New Jersey, 07102,
Attention: Gerard S. DiFiore, Esq.

          8.4 No Rights of a Stockholder. The Holder shall not be entitled to any rights of a stockholder of the Company, either at law or in equity, until such time as the Holder shall have elected to convert all or a portion of this Note and Conversion Shares shall have been issued to the Holder.

          8.5 Stamp Tax. The Company will pay any documentary stamp taxes attributable to the initial issuance of the Common Stock issuable upon the conversion of this Note; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for the Common Stock in a name other than that of the Holder in respect of which such Common Stock is issued, and in such case the Company shall not be required to issue or deliver any certificate for the Common Stock until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

          8.6 Lost, Stolen or Mutilated Notes. In case this Note shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

          8.7 Reserved Shares. The Company warrants that there have been reserved, and covenants that at all times in the future it shall keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of conversion represented by this Note. The Company agrees that all shares issuable upon conversion of this Note shall be, at the time of delivery of the certificates for such shares, validly issued and outstanding, fully paid and non-assessable and that the issuance of such shares will not give rise to preemptive rights in favor of existing shareholders.

          8.8   Governing Law.  This Note shall be  construed  in
accordance  with and governed by the laws of the Commonwealth  of
Pennsylvania,   without  giving  effect  to  conflict   of   laws
principles.

          IN WITNESS WHEREOF, Diasense, Inc. has caused this Note to be signed in its corporate name by its President and to be dated the day and year as written.

                              DIASENSE, INC.


                              By:  /s/ Keith R. Keeling

                              Name:     Keith R. Keeling

                              Title     Chief Executive Officer

                              Date:
November 15, 2005
Attest:


By:  /s/ Steven L. McDonald


[SEAL]

                           Assignment



For value received I hereby assign, subject to the provisions  of
Section      7,      to     _______________     ________________,
$__________________ principal amount of the Convertible Note evidenced hereby and hereby irrevocably appoint _______________ _______________, as the undersigned's duly authorized attorney to transfer the Note on the books of the within named corporation with full power of substitution in the premises.

                                   ______________________________


Dated:


In the presence of:


_______________________________________




No  purported  assignment of this Note shall be effective  unless the provisions of Section 8 shall have been complied with and the
Company  shall  have  received  prior  written  notice  of,   and
consented to, such assignment.

                       CONVERSION NOTICE


                      TO:  DIASENSE, INC.


The undersigned holder of this Note hereby irrevocably exercises the option to convert $______________ principal amount of such
Note into shares of Diasense, Inc., in accordance with the terms of such Note, and directs that the shares of Common Stock issuable and deliverable upon such conversion be issued and delivered to the undersigned unless a different name has been indicated below. If shares of Common Stock are to be issued in the name of a person other than the undersigned holder of such Note, the undersigned will pay all transfer taxes payable with respect thereto.



                    ______________________________________
                    Name and address of Holder


                    ______________________________________
                    Signature of Holder


                    Principal amount converted $ ___________


     If shares are to be issued otherwise then to the holder:


____________________________  ___________________________________
Name  of  Transferee          Address  and  SS#   of Transferee

                              ___________________________________


                              ___________________________________